Exhibit 99.1

SIMPSON MANUFACTURING CO., INC.
PROVIDES UPDATE IN RESPONSE TO COVID-19 AND ANNOUNCES VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Pleasanton, CA – March 24, 2020 – Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today provided the following corporate update in response to the COVID-19 pandemic.

“The health and safety of our employees and their families, customers and communities is our top priority,” said Karen Colonias, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “We are responding by enacting rigorous safety protocols to protect our employees and ensure we continue to service our customers while operating based on the guidance of leading health officials. As of today, all of our U.S. manufacturing facilities remain operational in accordance with applicable shelter in place orders, including by implementing ‘social distancing’ practices and reducing on-site staff to the extent possible.”

The Company continues to evaluate the global risks to public health and the slowdown in business activity related to the COVID-19 pandemic, including the potential impacts on its employees, customers, suppliers and financial results. As the situation surrounding COVID-19 remains fluid, it is difficult to predict the duration of the pandemic and its impact on the Company’s business, operations and financial condition.

Increasing Financial Flexibility

As previously disclosed, the Company is a borrower and certain of its domestic subsidiaries are guarantors under a credit agreement, which provides the Company with a $300 million revolving credit facility that expires in July 2021 (the “Credit Facility”). As a prudent measure, the Company elected to draw down $150 million from the Credit Facility in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 outbreak. The proceeds from the borrowings will be available to be used for working capital, general corporate or other purposes permitted by the Credit Facility. After the draw down, the Company expects to have approximately $300 million of cash on hand and approximately $150 million remaining under the Credit Facility.

Virtual Annual Meeting

As a result of the COVID-19 pandemic, the location of the Company’s 2020 annual meeting of stockholders has been changed and will be held in a virtual meeting format only. As previously announced, the annual meeting will be held on Thursday, April 23, 2020 at 2:00 p.m. Pacific Time. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/SSD2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received. Further information regarding this change to the location of the annual

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com meeting can be found in the proxy supplement to be filed by the Company with the Securities and Exchange Commission on March 24, 2020.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing fiber materials. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements are based on current circumstances and expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved or assumptions will prove to be correct. Many factors could cause actual results to differ materially from such plans, estimates, expectations and assumptions, including, among others, (1) uncertainty surrounding the ongoing COVID-19 outbreak and the impact on the Company’s business, operations and financial condition and (2) other risk factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Simpson Manufacturing Co., Inc. 5956 W. Las Positas Boulevard Pleasanton, CA 94588 Phone: 800.925.5099 Fax: 925.847.1597 www.simpsonmfg.com